Exhibit 3.1

SECOND AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF

THERMOGENESIS HOLDINGS, INC.

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF THERMOGENESIS HOLDINGS, INC. (this “Amendment”) is made effective as of June 30, 2022 (the “Effective Date”), and amends the Amended and Restated Bylaws (the “Bylaws”) of Thermogenesis Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, pursuant to the Bylaws and the Amended and Restated Certificate of Incorporation of the Company, the Bylaws may be adopted, amended or repealed by the Board of Directors (the “Board”); and

WHEREAS, the Board desires to amend the Bylaws in accordance with the terms and conditions set forth herein.

1.            Amendment to Article II, Section 9. The first sentence of Section 9 of Article II of the Bylaws is amended and restated in its entirety as follows:

“SECTION 9 – QUORUM

The presence, in person or by proxy, of one-third (33.3%) of the shares entitled to vote, shall constitute a quorum of the shareholders for the transaction of business at any meeting of the shareholders or any adjournment thereof.”

2.            Full Force and Effect. This Amendment shall become effective upon the approval of the Board. Except as expressly set forth herein, all other provisions of the Bylaws shall remain in full force and effect.

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CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER OF
THERMOGENESIS HOLDINGS, INC.

The undersigned certifies:

1.           That the undersigned is the duly elected and acting Chief Executive Officer of Thermogenesis Holdings, Inc., a Delaware corporation (the “Company”); and

2.           That the foregoing Second Amendment to the Amended and Restated Bylaws of the Company constitutes the entire amendment to the Amended and Restated Bylaws of the Company as duly adopted by unanimous written consent, effective as of June 30, 2022, of the Board of Directors of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand as of June 30, 2022.

/s/ Xiaochun “Chris” Xu
Xiaochun “Chris” Xu, CEO